Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Corzon, Inc.:

We hereby consent to the inclusion in the Prospectus constituting a part of the Registration Statement of Corzon, Inc. (formerly Tanner's Restaurant Group Inc.) on Form SB-2 (File 333-47856) of our report dated October 4, 2000, relating to the consolidated financial statements and schedule of Corzon, Inc. and its subsidiaries, which is contained in the prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

By /s/ Feldman Sherb & Co., P.C.


Feldman Sherb & Co., P.C.
Certified Public Accountants

November 9, 2000